SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  December 31, 2005
                                                        ---------------------

                              NORTH VALLEY BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         CALIFORNIA                    0-10652                 94-2751350
----------------------------        -------------        ----------------------
(State or other jurisdiction        (File Number)           (I.R.S. Employer
      of incorporation)                                  identification number)


                  300 Park Marina Circle, Redding, CA   96001
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (530) 226-2900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

         With effect as of December 31, 2005, the Board of Directors of the Registrant (North Valley Bancorp) has approved amendments to, and the restatement of, the North Valley Bancorp Director Deferred Fee Plan, the North Valley Bancorp Executive Deferred Compensation Plan, and the North Valley Bancorp Salary Continuation Plan (Agreements). Such amendments were adopted by the Board of Directors in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as added by the American Jobs Creation Act of 2004, and United States Treasury regulations and other authoritative guidance issued in connection with Section 409A. Copies of these new Plans are filed as exhibits to this report and are incorporated herein by this reference.

         The existing Director Deferred Fee Plan (adopted January 1, 2001) is a non-qualified, unfunded director benefit plan in which the eligible director voluntarily elects to defer some or all of his or her current director fees in exchange for the Registrant's promise to pay a deferred benefit. This Plan is made available to outside directors only. The new Plan amends and restates the existing Director Deferred Fee Plan and the existing Director Deferred Fee Agreements between North Valley Bank and specified directors that previously governed the fee deferrals contemplated under the Plan and elected by such directors. All fee deferrals elected by such directors, including deferrals prior to January 1, 2005, are now subject to Section 409A. The directors participating in the Plan, as amended and restated, are William W. Cox, Royce L. Friesen, Dan W. Ghidinelli, Kevin D. Hartwick, Roger B. Kohlmeier, Martin A. Mariani, Dolores M. Vellutini and J.M. Wells, Jr.

         The existing Executive Deferred Compensation Plan (also adopted January 1, 2001) is a non-qualified, unfunded executive benefit plan in which the eligible executive voluntarily elects to defer some or all of his or her current compensation in exchange for the Registrant's promise to pay a deferred benefit. This Plan is selectively made available to certain highly compensated employees and executives. The new Plan amends and restates the existing Executive Deferred Compensation Plan and the existing Executive Deferred Compensation Agreements between North Valley Bank and specified executives that previously governed the compensation deferrals contemplated under the Plan and elected by such executives. All compensation deferrals elected by such executives, including deferrals prior to January 1, 2005, are now subject to Section 409A. The executives participating in the Plan, as amended and restated, as of December 31, 2005, are Michael J. Cushman, Sharon Benson, Leo J. Graham, Russ Harris, Gary Litzsinger, Scott Louis, Roger Nash and Eric Woodstrom (Messrs. Litzsinger, Louis and Nash are new participants).

         Executives participating in the existing Executive Deferred Compensation Plan have also been eligible to participate in certain benefits which vest over time under the provisions of individual Salary Continuation Agreements. These benefits are payable upon retirement (both normal and early retirement), death, disability or the change in control of the Registrant. The existing Salary Continuation Agreements between North Valley Bank and each of Michael J. Cushman, Sharon Benson, Leo J. Graham and Eric Woodstrom have been replaced by the new Salary Continuation Plan. In addition, Gary Litzsinger, Scott Louis and Roger Nash have been designated as participants in the new Salary Continuation Plan. The new Plan amends and restates the existing Salary Continuation Agreements that previously governed the salary continuation benefits now covered by the new Salary Continuation Plan, and all salary continuation benefits, including those that accrued prior to January 1, 2005, are now subject to Section 409A.

Item 9.01: Financial Statements and Exhibits

         (c)      Exhibits
                  --------

     (99.99)      North Valley Bancorp Director Deferred Fee Plan
                  (Amended and Restated Effective January 1, 2005)

    (99.100) North Valley Bancorp Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2005)

    (99.101)      North Valley Bancorp Salary Continuation Plan
                  (Amended and Restated Effective January 1, 2005)



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH VALLEY BANCORP

                                       By: /s/ LEO J. GRAHAM
                                           -------------------------------------
                                           Leo J. Graham
Dated:   January 6, 2006                   General Counsel / Corporate Secretary